Exhibit 10.2

NTN BUZZTIME, INC.

2010 PERFORMANCE INCENTIVE PLAN

RESTRICTED STOCK GRANT AGREEMENT

NTN Buzztime, Inc., a Delaware corporation, (the “Company”), hereby awards a Restricted Stock Grant (the “Restricted Stock”) to the Participant named below. The terms and conditions of the Stock Award are set forth in this cover sheet and the attached Restricted Stock Grant Agreement and in the NTN Buzztime, Inc. 2010 Performance Incentive Plan (the “Plan”).

Date of Award:     [               ]

Name of Participant:     [               ]

Number of Shares of Restricted Stock Awarded: [               ]

Amount Paid by Participant for the Shares of Restricted Stock Awarded:     [               ]

Aggregate Fair Market Value of Restricted Stock on Date of Award:     [               ]

Vesting Calculation Date:     [               ]

Vesting Schedule:

Subject to all the terms of the Agreement, as long as you render continuous Service, you will become vested as to ____% of the total number of Shares awarded, as shown above, on the date that is _____ months after the Date of Award (the “Initial Vesting Date”).  Thereafter, subject to your continuous Service, on each monthly anniversary of the Initial Vesting Date for the ________ months following the month of the Initial Vesting Date, _________ of the total number of Shares covered by this Award shall become incrementally vested.  In all cases, the resulting aggregate number of vested Shares will be rounded down to the nearest whole number.  Upon termination of your Service at any time and for any reason or no reason, all of your then unvested Shares shall be forfeited to the Company without consideration as of your Termination Date.  No partial vesting credit will be provided no matter when your Termination Date occurs.

By signing this cover sheet, you agree to all terms and conditions described in the attached Restricted Stock Grant Agreement and in the Plan. You specifically acknowledge that you have carefully read the section entitled "Code Section 83(b) Election" and the attachment entitled "Section 83(b) Elections" and you further acknowledge that you are solely responsible for filing any Code Section 83(b) election, and that such election must be filed within thirty (30) days after the Date of Award in order to be effective. You are also acknowledging receipt of this Agreement and a copy of the Plan and the Plan’s prospectus.

Company:	Participant:

By: ____________________	____________________
Its: ____________________

Attachments

NTN BUZZTIME, INC.

2010 PERFORMANCE INCENTIVE PLAN

RESTRICTED STOCK GRANT AGREEMENT

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by this reference. You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Unless otherwise defined in this Agreement, certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement, the attached Exhibits and the Plan constitute the entire understanding between you and the Company regarding this Award of Restricted Stock. Any prior agreements, commitments or negotiations are superseded.

Award of Restricted Stock

The Company awards you the number of shares of Restricted Stock shown on the cover sheet of this Agreement. The Award is subject to the terms and conditions of this Agreement and the Plan. This Award is not intended to constitute a nonqualified deferred compensation plan within the meaning of section 409A of the Code and will be interpreted accordingly.

Vesting	This Award will vest according to the Vesting Schedule on the attached cover sheet.
Escrow

The Company shall issue the Shares of Restricted Stock either (i) in certificate form or (ii) in book entry form, registered in the name of Participant, with legends, or notations, as applicable, referring to the terms, conditions and restrictions applicable to the Award.   Any certificate(s) for the Restricted Stock shall be deposited in escrow with the Secretary of the Company (or his/her designee) to be held in accordance with the provisions of this paragraph.  Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A.  The deposited certificates shall remain in escrow until such time as the certificates are to be released or otherwise surrendered for cancellation as discussed below.

All dividends whether in cash or in stock, if any, on the Restricted Stock shall also be held in escrow and subject to the same vesting terms and conditions as the Restricted Stock and such dividends shall only be paid to Participant upon vesting of the underlying Shares of Restricted Stock.

The Restricted Stock held in escrow hereunder shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company, provided, however, that the minimum number of Shares released to you in any individual release of Share certificates must be at least twenty-five (25) Shares (unless the release represents your final release of Share certificates from escrow):

•	When your interest in the Restricted Stock vests, the Company shall, as applicable, either remove the notations on any such Shares of Restricted Stock issued in book entry form or deliver to Participant a stock certificate representing a number of Shares of Common Stock, equal to the number of Shares of Restricted Stock with respect to which have become vested.

Non Transferability	Restricted Stock shall not be sold, anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. If you attempt to do any of these things, this Award will immediately become invalid.

Code Section 83(b) Election

You represent and warrant that you understand the Federal, state and local income tax consequences of the granting of this Restricted Stock. Under Section 83 of the Code, the Fair Market Value of the Restricted Stock on the date any forfeiture restrictions applicable to such Restricted Stock lapse will be reportable as ordinary income at that time. For this purpose, “forfeiture restrictions” include surrender to the Company of unvested Restricted Stock as described above. You may voluntarily elect to be taxed at the time the Restricted Stock is acquired to the extent that the Fair Market Value of the Restricted Stock exceeds the amount of consideration paid by you (if any) for such Restricted Stock at that time rather than when such Restricted Stock ceases to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Date of Award. A form for making this election is attached as Exhibit B hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you as the forfeiture restrictions lapse. YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. MOREOVER, YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE A CODE SECTION 83(b) ELECTION.

Leaves of Absence

For purposes of this Agreement, while you are a common-law employee, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company (or its Parent, Subsidiary or Affiliate) in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends, unless you immediately return to active work.

The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Award), and when your Service terminates for all purposes under the Plan.

Voting and Other Rights	Subject to the terms of this Agreement, you shall have all the rights and privileges of a stockholder of the Company while the Restricted Stock is held in escrow, including the right to vote and to receive dividends (if any).

Restrictions on Issuance	The Company will not issue any Restricted Stock or Shares if the issuance of such Restricted Stock or Shares at that time would violate any law or regulation.

Taxes and Withholding

You will be solely responsible for payment of any and all applicable taxes, including without limitation any penalties or interest based upon such tax obligations, associated with this Award.

The delivery to you of any Shares will not be permitted unless and until you have satisfied any withholding or other taxes that may be due. The delivery to you of any vested Shares will not be permitted unless and until you have satisfied any withholding or other taxes that may be due. Any such tax withholding obligations may be settled in the Company's discretion by the Company withholding and retaining a portion of the Shares from the Shares that would otherwise be deliverable to you under the vesting Restricted Stock as provided in the next two sentences. Such withheld Shares will be applied to pay the withholding obligation by using the aggregate fair market value of the withheld Shares as of the date of vesting. You will be delivered the net amount of vested Shares after the Share withholding has been effected and you will not receive the withheld Shares.

Restrictions on Resale

By signing this Agreement, you agree not to sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Shares acquired under this Award (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the disposition of Shares.

The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose a Sale Prohibition, if the Company determines (in its sole discretion) that such limitation(s) is needed in connection with a public offering of Shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. The Company may issue stop/transfer instructions and/or appropriately legend any stock certificates issued pursuant to this Award in order to ensure compliance with the foregoing. Any such Sale Prohibition shall not alter the vesting schedule set forth in this Agreement.

If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of grant of the Restricted Stock that the Shares being acquired under this Award are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

You may also be required, as a condition of this Award, to enter into any Company stockholder agreement or other agreements that are applicable to stockholders.

No Retention Rights	Your Award or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity. The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

Extraordinary Compensation	This Award and the Shares subject to the Award are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of outstanding Shares of Restricted Stock covered by this Award may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

All certificates or book entries representing the Common Stock issued under this Award may, where applicable, have endorsed thereon the following notations or legends and any other notation or legend the Company determines appropriate.

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

Notice	Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at such address of which you advise the Company in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

Voluntary Participant	You acknowledge that you are voluntarily participating in the Plan.

No Rights to Future Awards	Your rights, if any, in respect of or in connection with any future Awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future Award. By accepting this Award, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of any other Awards even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole and absolute discretion of the Committee.

Future Value	The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value after the Date of Award, the Award will have less value (or even no value) than it may have on the Date of Award.

No Advice Regarding Award	The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

Other Information	You agree to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the SEC Filings section in the Investor Relations section of the Company's website at www.ntnbuzztime.com. You acknowledge that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the Company's Plan administrator.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware.

__________________

In consideration of the Company granting you this Restricted Stock, please acknowledge your agreement to fully comply with all of the terms and provisions contained herein by signing this Agreement in the space provided above and returning it promptly to:

NTN Buzztime, Inc.

Attention: [               ], Secretary

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Grant Agreement dated as of [                     ], the undersigned hereby sells, assigns and transfers unto [            ] shares of the Common Stock of NTN Buzztime, Inc., a Delaware corporation, standing in the undersigned’s name on the books of said corporation represented by certificate No. ____________, herewith, and does hereby irrevocably constitute and appoint _____________ attorney-in-fact to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated: [Month] [Day], 20__

________________________________________

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

The undersigned taxpayer hereby elects, pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

TAXPAYER’S NAME: _____________________________________________

TAXPAYER’S SOCIAL SECURITY NUMBER: __________________________

ADDRESS: ______________________________________________________

TAXABLE YEAR: Calendar Year 20__

2.	The property which is the subject of this election is __________ shares of common stock of NTN Buzztime, Inc.

3.	The property was transferred to the undersigned on [DATE].

4.	The property is subject to the following restrictions: [Describe applicable restrictions here.]

5.	The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: $_______ per share x ________ shares = $___________.

6.	For the property transferred, the undersigned paid $______ per share x _________ shares = $______________.

7.	The amount to include in gross income is $______________. [The result of the amount reported in Item 5 minus the amount reported in Item 6.]

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Dated:______________________	_______________________________________
Taxpayer

SECTION 83(b) ELECTIONS

This memorandum briefly describes certain aspects of Internal Revenue Code section 83 and section 83(b) elections as they exist under current law. A form of election is attached. The effect of making the election is that it permits the employee or consultant to include in his or her gross income, in his or her taxable year in which unvested shares are transferred, the excess, if any, of (i) the Fair Market Value of such shares at the time of transfer (determined without regard to restrictions other than those which will never lapse), over (ii) the amount (if any) paid for such shares.

By making the section 83(b) election, subsequent appreciation in the value of the shares generally will be taxed as a capital gain, rather than as compensation. Also, appreciation that occurs after the transfer but prior to vesting will not be taxed until the shares are sold. Finally, such subsequent appreciation may be deferred if transfer occurs in a tax-free reorganization or may go untaxed altogether if a stepped-up basis results from transfer by reason of death. However, if the shares are forfeited the employees or consultants who made the election can only deduct a loss to the extent the amount received (if any) on forfeiture is less than the amount paid (if any) for such shares. Thus, such employees or consultants are precluded from recovering the tax paid with respect to any reported compensation income. Moreover, any loss recognized will generally be a capital loss which can only offset capital gains plus $3,000 of ordinary income ($1,500 in the case of married individuals filing a separate return).

In the absence of an election, the employee or consultant who receives unvested shares does not recognize any income until such shares vest. In the taxable year in which any shares vest such employee or consultant will recognize compensation income equal to the excess, if any, of (i) the Fair Market Value of the vested shares on the vesting date, over (ii) the amount (if any) paid for such shares. If the shares are forfeited the employee or consultant will recognize ordinary loss to the extent the amount received on forfeiture is less than the amount paid for such shares.

The election must be made not later than 30 days after the date of transfer of the shares to the employee or consultant. The election is to be filed with the Internal Revenue Service Center with which the employee or consultant files his or her return. In general, the election is irrevocable.

Each filing should be made by certified mail with the sender’s receipt postmarked at the time of mailing to establish proof of filing. Also, one copy of the election should be filed with the company. Finally, one copy of the election must be submitted with the employee’s federal income tax returns for the taxable year in which the shares are transferred. Although the election must be made within 30 days of the date of transfer of the shares, the tax, if any, arising out of the election need not be paid until the employee or consultant files his or her tax return for the tax year of transfer (subject to the withholding rules discussed below).

The company should be entitled to a tax deduction for federal income tax purposes equal to the amount, if any, included in the gross income of the employees or consultants receiving the shares. Any deduction is allowed for the taxable year of the company in which or with which ends the taxable year in which the amount was included in the gross income of the employee or consultant.

While it may be desirable from a tax standpoint for employees and consultants to make an 83(b) election at the time unvested shares are acquired, the matter should be reviewed by each employee or consultant with his or her tax adviser.

The foregoing is intended only as a general summary of the tax consequences of section 83(b) elections.

-10-